Filed Under Rule 424(b)(3), Registration Statement No. 333-46434
Pricing Supplement No. 5 dated July 8, 2002
To Prospectus Dated November 1, 2000 and Prospectus Supplement Dated May 30, 2002

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAS0	$4,201,000.00	100.000%	.625%	$4,174,743.75	5.750%	SEMI- ANNUAL	07/15/2005	01/15/2003	$29.39	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAT8	$2,197,000.00	100.000%	1.000%	$2,175,030.00	6.450%	SEMI- ANNUAL	07/15/2007	01/15/2003	$32.97	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAU5	$2,129,000.00	100.000%	1.200%	$2,103,452.00	7.150%	SEMI- ANNUAL	07/15/2009	01/15/2003	$36.54	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 07/15/2004 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 07/15/2004 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WAV3	$6,925,000.00	100.000%	2.000%	$6,786,500.00	8.000%	SEMI- ANNUAL	07/15/2017	01/15/2003	$40.89	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 07/15/2005 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 07/15/2005 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

PHH Corporation 1 Campus Drive Parsippany, NJ 07054
Trade Date: Monday, July 8, 2002 @12:00 PM ET
Settle Date: Thursday, July 11, 2002
Minimum Denomination/Increments:
$1,000/$1,000
All trades settle flat and clear SDFS:
DTC Book Entry only
DTC number: 0262 via BNY
	Clearing Services, LLC	PHH Corporation $500,000,000.00 InterNotes

If the maturity date or an interest payment date for any note is not a Business Day (as such term is defined in the Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved